Greektown Superholdings 8-K

Exhibit 99.1
FOR IMMEDIATE RELEASE
March 19, 2013

Greektown Superholdings, Inc. Announces Entry into a Binding Term Sheet with
Athens Acquisition LLC and Provides Update on Financing Matters

DETROIT, March 19, 2013– Greektown Superholdings, Inc. (“Greektown” or the “company”) today announced that the company and Athens Acquisition LLC entered into a binding term sheet and provided updates regarding various financing matters.

Company Enters into Binding Term Sheet with Athens
Late yesterday the company and Athens executed a binding term sheet regarding Athens’ provision of minority protections to the non-Athens stockholders of the company.  The term sheet provides that Athens will grant all non-Athens stockholders of the company a put right to sell their shares to Athens at $90 per share on an unconverted basis until the later to occur of December 31, 2013 or six months after Athens has acquired control of the company.  In addition, the term sheet provides for independent director representation on the board.  The independent director will have veto rights over the company’s entry into certain related-party transactions and changes to the company’s organizational documents which disproportionately and adversely affect the non-Athens stockholders of the company.  Athens has agreed to cause the company to continue as an SEC registrant unless and until Athens effects a short-form merger, except with the prior approval of the independent director.  The company expects to enter into definitive documentation with Athens regarding these matters in the coming weeks.  While the parties have entered into a binding term sheet and the company is optimistic that a final deal will be reached, there can be no assurance that any final agreement will be reached.

Financing Matters
As previously announced on December 19, 2012, the company priced $455.0 million of credit facilities (the “Refinancing”), intended to replace its outstanding 13.0% senior secured notes due July 1, 2015 and its revolving credit facility. On March 17, 2013 the lender pricing commitments under the Refinancing expired, and therefore the Refinancing will not close as contemplated in the company’s December 2012 announcement.

Separately, the company executed the previously announced amendment to its existing revolving credit facility with Comerica Bank (the “Credit Facility”). This amendment extends the term of the Credit Facility by one year, to December 30, 2014, among other modifications, and provides the company additional time and flexibility to explore all possibilities in regard to its debt structure.

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About Greektown Superholdings, Inc.
Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as Brizola, The Market District, Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009. For more information, visit greektowncasinohotel.com.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, including the risks that the specified minimum ratio of EBITDA to fixed charges required by the MGCB cannot be maintained and that the MGCB takes regulatory action which has a material adverse impact on the company and the risk that such regulatory action causes events of default under its outstanding debt. Many of these risks, uncertainties and contingencies are beyond Greektown’s control. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Truscott Rossman
John Truscott
517-487-9320
jtruscott@truscottrossman.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com